EXHIBIT 24

POWER OF ATTORNEY TO SING ANNUAL REPORT

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Barker, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place, and stead, in any and all capacities, to sign the name of such person in the capacity indicated below next to the name of each person to the Annual Report for the fiscal year ended September 30, 2006 of Mueller Water Products, Inc. on Form 10-K and any and all amendments thereto, and to file the same with all exhibits hereto, and other documents in connection each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed this 18th day of December 2006.

/s/ DONALD R. BOYCE
Donald R. Boyce, Director
/s/ HOWARD L. CLARK, JR.
Howard L. Clark, Jr., Director
/s/ GREGORY E. HYLAND
Gregory E. Hyland, Director
/s/ JERRY W. KOLB
Jerry W. Kolb, Director
/s/ JOSEPH B. LEONARD
Joseph B. Leonard, Director
/s/ MARK J. O’BRIEN
Mark J. O’Brien, Director
/s/ BERNARD G. RETHORE
Bernard G. Rethore, Director
/s/ NEIL A. SPRINGER
Neil A. Springer, Director
/s/ MICHAEL T. TOKARZ
Michael T. Tokarz, Director